Exhibit 21

SUBSIDIARIES OF THE STANLEY WORKS

The following is a list of all active subsidiaries of The Stanley Works as of January 1, 2005. All subsidiaries, except those marked with an asterisk, are included in the Consolidated Financial Statements of The Stanley Works.

CORPORATE NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION
Domestic Subsidiaries
BAI, INC.	U.S.A. (Indiana)
Cal Dor Specialties, Inc.	U.S.A. (California)
China Sourcing, L.L.C.	U.S.A. (Delaware)
Contact East, Inc.	U.S.A. (Massachusetts)
Frisco Bay Industries, Ltd.	U.S.A. (Maryland)
ISR Solutions, Inc.	U.S.A. (Delaware)
ISR Solutions (Northern California), Inc.	U.S.A. (California)
ISR Solutions (Pennsylvania), Inc.	U.S.A. (Pennsylvania)
ISR Solutions (Virginia), Inc.	U.S.A. (Delaware)
JennCo1, Inc.	U.S.A. (Delaware)
JennCo2, Inc.	U.S.A. (Delaware)
Stanley Atlantic, Inc.	U.S.A. (Delaware)
Stanley-Bostitch Holding Corporation	U.S.A. (Delaware)
Stanley Canada Holdings, L.L.C.	U.S.A. (Delaware)
Stanley European Holdings, L.L.C.	U.S.A. (Delaware)
Stanley Fastening Systems, LP	U.S.A. (Delaware)
Stanley Funding Corporation*	U.S.A. (Delaware)
Stanley Housing Fund, Inc.	U.S.A. (Delaware)
Stanley International Holdings, Inc.	U.S.A. (Delaware)
Stanley Israel Investments, Inc.	U.S.A. (Delaware)
Stanley Logistics, Inc.	U.S.A. (Delaware)
Stanley Pacific Inc.	U.S.A. (Delaware)
Stanley Security Solutions, Inc.	U.S.A. (Indiana)
The Farmington River Power Company	U.S.A. (Connecticut)
ZAG USA, Inc.	U.S.A. (Delaware)
International Subsidiaries
3495981 Canada Inc.	Canada (Quebec)
6181708 Canada Inc.	Canada (Ontario)
African Time Systems Corporation (Proprietary) Ltd.	South Africa
Alfia Limited	England
Amano Blick International (Europe) Ltd.	England
Beijing Bostitch Fastening Systems Co., Ltd.	China
Best Access Systems Co. / Les Systemes D'Access Best Cie	Canada (Nova Scotia)
Best Access Systems Limited	China (Hong Kong)
Best Systems Corporation Pte. Ltd.	Singapore
Blick Communications Limited	England
Blick Dormants Limited	England
Blick France S.A.R.L.	France
Blick International Systems Limited	England
Blick Ireland Limited	Ireland

CORPORATE NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION
International Subsidiaries (continued)
Blick Software Systems Limited	England
Blick South Africa (Proprietary) Limited	South Africa
Blick Telefusion Communications Limited	England
Blick U.K. Limited	England
CST S.r.l.	Italy
Charge Industries, Inc.	Canada (Nova Scotia)
Chiro Tools Holdings B.V.	Netherlands
FRISCO ATMS Limited Partnership / FRISCO ATMS Societe en Commandite	Canada
Frisco Bay Industries Ltd.	Canada
Frisco Finance LP	Canada
Herramientas Stanley S.A. de C.V.	Mexico
Isgus International Limited	England & Wales
Mac Tools Canada Inc.	Canada (Ontario)
Mosley-Stone Limited	United Kingdom
PAC International Limited	England
S.A. Stanley Works (Belgium) B.V.B.A	Belgium
SWK (U.K.) Holding Limited	England & Wales
SWK (UK) Limited	England & Wales
Stanley Bostitch G.m.b.H.	Germany
Stanley-Bostitch, S.A. de C.V.	Mexico
Stanley CLP1	Canada (Alberta)
Stanley CLP2	Canada (Alberta)
Stanley Canada Corporation	Canada (Nova Scotia)
Stanley Chiro International Ltd.	Taiwan
Stanley de Chihuahua S. de R.L. de C.V.	Mexico
Stanley do Brasil Ltda.	Brazil
Stanley Doors France, S.A.S.	France
Stanley Europe B.V.B.A.	Belgium
Stanley European Holdings B.V.	Netherlands
Stanley Fastening Systems Poland Sp. z o.o.	Poland
Stanley Finance Hungary Group Financing Limited Liability Company	Hungary
Stanley Foreign Sales Corporation	Virgin Islands
Stanley France Services, SAS	France
Stanley France, S.A.S.	France
Stanley Iberia S.L.	Spain
Stanley Israel Investments B.V.	Netherlands
Stanley Italia S.r.l.	Italy
Stanley Nordic ApS	Denmark
Stanley Sales and Marketing Poland Sp. z o.o.	Poland
Stanley Security Solutions - Europe Limited	England
Stanley Svenskas Aktiebolag	Sweden
Stanley Technology Co. Ltd.	China
Stanley (Tianjin) International Trading Co. Ltd.	China
Stanley Tools (N.Z.) Ltd.	New Zealand

CORPORATE NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION
International Subsidiaries (continued)
Stanley Tools, S.A.S.	France
Stanley Tools S.r.l.	Italy
Stanley UK Acquisition Company Limited	England & Wales
Stanley U.K. Holding Ltd.	United Kingdom
Stanley UK Limited	United Kingdom
Stanley UK Sales Limited	United Kingdom
Stanley UK Services Limited	United Kingdom
Stanley Works Asia Pacific Pte. Ltd.	Singapore
Stanley Works China Investments Limited	British Virgin Islands
Stanley Works (Europe) AG	Switzerland
Stanley Works Holdings B.V.	Netherlands
Stanley Works (India) Private Limited	India
Stanley Works Limited	Thailand
Stanley Works (Malaysia) Sdn Bhd	Malaysia
Stanley Works (Nederland) B.V.	Netherlands
Stanley (Zhongshan) Hardware Co., Ltd.	China
Stichting Beheer Intellectuele Eigendomsrechten Blick Benelux BV	Netherlands
Suomen Stanley OY	Finland
TCS Group BV	Netherlands
T.S.W. Israel Investments Ltd.	Israel
Teletechnicom Holding BV	Netherlands
The Stanley Works (Bermuda) Ltd.	Bermuda
The Stanley Works C.V.	Netherlands
The Stanley Works Japan	Japan
The Stanley Works (Langfang) Fastening Systems Co., Ltd.	China
The Stanley Works Limited	United Kingdom
The Stanley Works Pty. Ltd.	Australia
The Stanley Works Sales (Philippines), Inc.	Philippines
The Stanley Works (Shanghai) Co., Ltd.	China
The Stanley Works (Shanghai) Management Co., Ltd.	China
The Stanley Works (Zhongshan) Tool Co., Ltd.	China
Tona a.s.	Czech Republic
Z.A.G. Industries Ltd.	Israel
Z.A.G. U.K. Limited	United Kingdom